Exhibit 99.1

CRITEO REPORTS STRONG RESULTS FOR THE FIRST QUARTER 2016

NEW YORK - May 4, 2016 - Criteo S.A. (NASDAQ: CRTO), the performance marketing technology company, today announced financial results for the first quarter ended March 31, 2016.

•	Revenue increased 36% (or 39% at constant currency1) to $401 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC, grew 37% (or 41% at constant currency) to $162 million, or 40.5% of revenue.

•	Net Income increased 36% to $19 million.

•	Adjusted EBITDA grew 54% (or 56% at constant currency) to $49 million, or 12.2% of revenue.

•	Adjusted Net Income per diluted share was $0.43.

“We are making advertising accountable to performance metrics through innovation and technology,” said Eric Eichmann, CEO. “2016 is off to a strong start and our pipeline of exciting new products will continue to fuel high growth.”

"We delivered fast growth and increased profitability," said Benoit Fouilland, Chief Financial Officer. "This combination remains a unique feature of our business model."

Operating Highlights

•	Over 50% of our business was generated on mobile ads in the first quarter, a key milestone for us.

•	Existing clients at the end of Q1 2015 generated 21% more Revenue ex-TAC at constant currency in Q1 2016, demonstrating our ability to drive continued revenue expansion within our client base.

•	We added over 760 net clients in Q1, the second largest quarterly addition in our history, while maintaining client retention at 90%.

•	Users matched through our Universal Match solution generated 40% of our Revenue ex-TAC in Q1, reflecting growing adoption of our solution and the high value of matched users.

•	We deployed many new clients onto Facebook via our integration with dynamic product ads in Q1. Today, close to 5,000 advertisers are live on DPA on mobile and desktop .

Revenue ex-TAC

Revenue ex-TAC grew 37%, or 41% at constant currency, to $162 million (Q1 2015: $118 million). This increase was primarily driven by the continued roll-out of our technology innovations across all devices including mobile, the addition of the second largest quarterly number of new clients and the continued expansion of our publisher relationships.

•	In the Americas region, Revenue ex-TAC grew 43%, or 48% at constant currency, to $56 million and represented 35% of total Revenue ex-TAC.

•	In the EMEA region, Revenue ex-TAC grew 26%, or 30% at constant currency, to $68 million and represented 42% of total Revenue ex-TAC.

•	In the Asia-Pacific region, Revenue ex-TAC grew 53%, or 52% at constant currency, to $38 million and represented 23% of total Revenue ex-TAC.

Revenue ex-TAC margin as a percentage of revenue was 40.5%, in line with prior quarters.
___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2015 average exchange rates for the relevant period to 2016 figures.

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA grew 54%, or 56% at constant currency, to $49 million (Q1 2015: $32 million). This increase in Adjusted EBITDA is primarily the result of the strong Revenue ex-TAC performance in the quarter. We incurred slightly lower than anticipated expenses, primarily related to hosting, data and various other operating expenses. Approximately a third of such lower expenses represent savings.

Adjusted EBITDA margin as a percentage of revenue improved 140 basis points to 12.2% (Q1 2015: 10.8%).

Operating expenses increased 32% to $116 million (Q1 2015: $88 million). Operating expenses, excluding the impact of share-based compensation expense, pension costs, depreciation and amortization and acquisition-related deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased 30% to $104 million. This increase is primarily related to the year-over-year growth in headcount in Research and Development (48%), Sales and Operations (23%) and General and Administrative (35%), as we continued to scale the entire organization.

Non-GAAP Operating Expenses as a percentage of revenue decreased by over 120 basis points to 25.8% (Q1 2015: 27.0%).

Net Income and Adjusted Net Income

Net income increased 36% to $19 million (Q1 2015: $14 million). Net income available to shareholders of Criteo S.A. was $17 million, or $0.26 per share on a diluted basis (Q1 2015: $13 million, or $0.20 per share on a diluted basis).

Adjusted Net income, or net income adjusted to eliminate the impact of share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related deferred price consideration and the tax impact of these adjustments, increased 35% to $28 million, or $0.43 per share on a diluted basis (Q1 2015: $21 million, or $0.32 per share on a diluted basis).

Cash Flow and Cash Position

Cash flow from operating activities was $19 million (Q1 2015: $41 million).

Total cash and cash equivalents were $386 million as of March 31, 2016 (December 31, 2015: $354 million).

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of May 4, 2016.

Second Quarter 2016 Guidance:

•	We expect Revenue ex-TAC to be between $158 million and $162 million.

•	We expect Adjusted EBITDA to be between $32 million and $36 million.

Fiscal Year 2016 Guidance:

•	We expect Revenue ex-TAC growth to be between 30% and 34% at constant currency.

•	We expect our Adjusted EBITDA margin as a percentage of revenue to increase between 60 basis points and 100 basis points.

The above guidance for the second quarter 2016 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.885, a U.S. dollar-Japanese Yen of 110, a U.S. dollar-British pound rate of 0.70 and a U.S. dollar-Brazilian real rate of 3.56.

The above guidance assumes no acquisitions are completed during the second quarter ending June 30, 2016 and the fiscal year ending December 31, 2016.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Non-GAAP Operating Expenses. These measures are not calculated in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs (“TAC”) generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our core geographies. Revenue ex-TAC and Revenue ex-TAC by Region are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our core business and across our core geographies. Accordingly, we believe that Revenue ex-TAC and Revenue ex-TAC by Region provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of share-based compensation expense, pension service costs and acquisition-related deferred price consideration. Adjusted EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating share-based compensation expense, service costs (pension) and acquisition-related deferred price consideration, Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related deferred price consideration, and the tax impact of these adjustments. Adjusted Net Income is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating share-based compensation expense, amortization of acquisition-related intangible assets and acquisition-related deferred price consideration and the tax impact of these adjustments, Adjusted Net Income can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and net of proceeds from disposal. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to Revenue, Revenue ex-TAC by Region to Revenue by Region,

Adjusted EBITDA to Net Income, Adjusted Net Income to Net Income and Free Cash Flow to cash flow from operating activities, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and (2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

With respect to our expectations under “Business Outlook” above, reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending June 30, 2016 and the fiscal year ending December 31, 2016, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: recent growth rates not being indicative of future growth, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, the investments in new business opportunities and the timing of these investments, the impact of competition, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, uncertainty regarding international growth and expansion, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2016, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, May 4, 2016, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the “Criteo S.A.” call.

About Criteo

Criteo (NASDAQ: CRTO) delivers personalized performance marketing at an extensive scale. Measuring return on post-click sales, Criteo makes ROI transparent and easy to measure. Criteo has 2,000 employees in 31 offices across the Americas, EMEA and Asia-Pacific, serving 11,000 advertisers worldwide and with direct relationships with 16,000 publishers.

For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, Sr. Manager IR, f.edelmann@criteo.com

Criteo Public Relations
Emma Ferns, Global PR director, e.ferns@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands)
(unaudited)

	December 31,	March 31,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$353,537	$386,110
Trade receivables, net of allowances	261,581	262,524
Current tax assets	2,714	2,977
Other current assets	45,582	57,706
Total current assets	663,414	709,317
Property, plant and equipment, net	82,482	85,845
Intangible assets, net	16,470	17,024
Goodwill	41,973	42,736
Non-current financial assets	17,184	16,880
Deferred tax assets	20,196	21,911
Total non-current assets	178,305	184,396
Total assets	$841,719	$893,713

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$246,382	$241,119
Contingencies	668	688
Current tax liabilities	15,365	13,288
Financial liabilities - current portion	7,156	6,202
Other current liabilities	88,269	95,081
Total current liabilities	357,840	356,378
Deferred tax liabilities	139	410
Retirement benefit obligation	1,445	1,900
Financial liabilities - non current portion	3,272	3,201
Total non-current liabilities	4,856	5,511
Total liabilities	362,696	361,889
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 per value, 62,470,881 and 62,896,180 shares authorized, issued and outstanding at December 31, 2015 and March 31, 2016, respectively.	2,052	2,063
Additional paid-in capital	425,220	438,945
Accumulated other comprehensive income (loss)	(69,023)	(48,904)
Retained earnings	116,076	133,206
Equity - attributable to shareholders of Criteo S.A.	474,325	525,310
Non-controlling interests	4,698	6,514
Total equity	479,023	531,824
Total equity and liabilities	$841,719	$893,713

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2015	2016	YoY Change
Revenue	$294,172	$401,253	36%

Cost of revenue
Traffic acquisition costs	(175,888)	(238,755)	36%
Other cost of revenue	(12,969)	(18,338)	41%

Gross profit	105,315	144,160	37%

Operating expenses:
Research and development expenses	(17,846)	(27,162)	52%
Sales and operations expenses	(53,083)	(64,473)	21%
General and administrative expenses	(17,546)	(24,737)	41%
Total operating expenses	(88,475)	(116,372)	32%
Income from operations	16,840	27,788	65%
Financial income (expense)	3,920	(1,317)	(134)%
Income before taxes	20,760	26,471	28%
Provision for income taxes	(7,143)	(7,944)	11%
Net income	$13,617	$18,527	36%

Net income available to shareholders of Criteo S.A	$12,982	$17,131
Net income available to non-controlling interests	$635	$1,396

Weighted average shares outstanding used in computing
per share amounts:
Basic	61,174,168	62,610,013
Diluted	64,741,942	64,841,134

Net income allocated to shareholders of Criteo S.A. per share:
Basic	0.21	0.27
Diluted	0.20	0.26

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2015	2016
Net income	$13,617	$18,527
Non-cash and non-operating items	21,882	29,506
- Amortization and provisions	8,262	13,180
- Share-based compensation expense	6,318	8,370
- Net gain on disposal of non-current assets	3	—
- Interest accrued	2	2
- Non-cash financial expenses	153	10
- Change in deferred taxes	31	(1,138)
- Income tax for the period	7,113	9,082
Changes in working capital requirement	8,905	(17,140)
- (Increase)/decrease in trade receivables	(9,421)	4,758
- Increase/(decrease) in trade payables	23,937	(13,906)
- (Increase) in other current assets	(10,639)	(10,368)
- Increase in other current liabilities	5,028	2,376
Income taxes paid	(3,397)	(11,986)
Cash from operating activities	41,007	18,907
Acquisition of intangible assets, property, plant and equipment	(11,528)	(13,615)
Change in accounts payable related to intangible assets, property, plant and equipment	(1,334)	1,507
Free cash flow	28,145	6,799
Payments for acquired business, net of cash	(17,209)	—
Change in other non-current financial assets	(3,751)	781
Cash used for investing activities	(33,822)	(11,327)
Issuance of long-term borrowings	827	764
Repayment of borrowings	(3,277)	(1,503)
Proceeds from capital increase	2,771	5,476
Change in other financial liabilities	(1,000)	—
Cash (used for) from financing activities	(679)	4,737

Change in cash and cash equivalents	6,506	12,317
Net cash and cash equivalents at beginning of period	351,827	353,537
Effect of exchange rates changes on cash and cash equivalents	(41,957)	20,256
Net cash and cash equivalents at end of period	$316,376	$386,110

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
Region	2015	2016	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$100,624	$147,174	46%	51%
EMEA	132,208	159,405	21%	24%
Asia-Pacific	61,340	94,674	54%	53%
Total	294,172	401,253	36%	39%

Traffic acquisition costs
Americas	(61,244)	(90,929)	48%	52%
EMEA	(78,158)	(91,185)	17%	20%
Asia-Pacific	(36,486)	(56,641)	55%	54%
Total	(175,888)	(238,755)	36%	38%

Revenue ex-TAC (1)
Americas	39,380	56,245	43%	48%
EMEA	54,050	68,220	26%	30%
Asia-Pacific	24,854	38,033	53%	52%
Total	$118,284	$162,498	37%	41%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region in this Form 8-K because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of revenue ex-TAC to revenue and revenue ex-TAC by region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2015	2016
Net income	$13,617	$18,527
Adjustments:
Financial (income) expense	(3,920)	1,317
Provision for income taxes	7,143	7,944
Share-based compensation expense	6,317	8,370
Research and development	1,478	2,402
Sales and operations	3,454	3,390
General and administrative	1,385	2,578
Service costs-pension	112	129
Research and development	42	52
Sales and operations	39	34
General and administrative	31	43
Depreciation and amortization expense	8,428	12,516
Cost of revenue	5,971	8,220
Research and development	1,144	2,007
Sales and operations	992	1,771
General and administrative	321	518
Acquisition-related deferred price consideration	109	40
Research and development	109	40
Sales and operations	—	—
General and administrative	—	—
Total net adjustments	18,189	30,316
Adjusted EBITDA (1)	$31,806	$48,843

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of share-based compensation expense, service costs (pension) and acquisition-related deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of share-based compensation expense, service costs (pension) and acquisition-related deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2015	2016
Share-based compensation expense
Research and development	$1,478	$2,402
Sales and operations	3,454	3,390
General and administrative	1,385	2,578
Total share-based compensation expense	6,317	8,370

Service costs - pension
Research and development	42	52
Sales and operations	39	34
General and administrative	31	43
Total service costs - pension	112	129

Depreciation and amortization expense
Cost of revenue	5,971	8,220
Research and development	1,144	2,007
Sales and operations	992	1,771
General and administrative	321	518
Total depreciation and amortization expense	8,428	12,516

Acquisition-related deferred price consideration
Research and development	109	40
Sales and operations	—	—
General and administrative	—	—
Total acquisition-related deferred price consideration	$109	$40

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2015	2016
Net income	$13,617	$18,527
Adjustments:
Share-based compensation expense	6,317	8,370
Amortization of acquisition-related intangible assets	920	1,377
Acquisition-related deferred price consideration	109	40
Tax impact of the above adjustments	(130)	(228)
Total net adjustments	7,216	9,559
Adjusted net income (1)	$20,833	$28,086

Weighted average shares outstanding
- Basic	61,174,168	62,610,013
- Diluted	64,741,942	64,841,134

Adjusted net income per share
- Basic	$0.34	$0.45
- Diluted	$0.32	$0.43

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related deferred price consideration and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2015	2016	YoY Change
Revenue as reported	$294,172	$401,253	36%
Conversion impact U.S. dollar/other currencies		8,349
Revenue at constant currency (1)	294,172	409,602	39%

Traffic acquisition costs as reported	(175,888)	(238,755)	36%
Conversion impact U.S. dollar/other currencies		(4,638)
Traffic Acquisition Costs at constant currency (1)	(175,888)	(243,393)	38%

Revenue ex-TAC (2) as reported	118,284	162,498	37%
Conversion impact U.S. dollar/other currencies		3,712
Revenue ex-TAC (2) at constant currency (1)	118,284	166,210	41%
Revenue ex-TAC (2)/Revenue as reported	40.2%	40.5%

Other cost of revenue as reported	(12,969)	(18,338)	41%
Conversion impact U.S. dollar/other currencies		(252)
Other cost of revenue at constant currency (1)	(12,969)	(18,590)	43%

Adjusted EBITDA (3)	31,806	48,843	54%
Conversion impact U.S. dollar/other currencies		901
Adjusted EBITDA (3) at constant currency (1)	31,806	49,744	56%

(1) Information in this Form 8-K with respect to results presented on a constant-currency basis was calculated by translating current period results at prior period average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. Above is a table which reconciles the actual results presented in this section with the results presented on a constant-currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Three Months Ended
	March 31,
	2015	2016
Shares outstanding as at January 1,	60,902,695	62,470,881
Weighted average number of shares issued during the period	271,473	139,132
Basic number of shares - Basic EPS basis	61,174,168	62,610,013
Dilutive effect of share options, warrants, employee warrants - Treasury method	3,567,774	2,231,121
Diluted number of shares - Diluted EPS basis	64,741,942	64,841,134

Shares outstanding as at March 31,	61,517,945	62,896,180
Total dilutive effect of share options, warrants, employee warrants	7,769,195	7,469,069
Fully diluted shares as at March 31,	69,287,140	70,365,249

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated)
(unaudited)

	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	YoY Change	QoQ Change

Clients	6,131	6,581	7,190	7,832	8,564	9,290	10,198	10,962	40%	7%

Revenue	226,632	258,245	294,489	294,172	299,306	332,674	397,018	401,253	36%	1%
Americas	64,349	78,008	109,543	100,624	110,872	124,024	170,133	147,174	46%	(13)%
EMEA	115,416	124,455	131,275	132,208	126,807	137,185	144,905	159,405	21%	10%
APAC	46,867	55,782	53,671	61,340	61,627	71,465	81,980	94,674	54%	15%

TAC	(134,750)	(155,237)	(172,538)	(175,888)	(177,239)	(198,970)	(237,056)	(238,755)	36%	1%
Americas	(38,852)	(47,250)	(66,774)	(61,244)	(66,853)	(75,684)	(104,646)	(90,929)	48%	(13)%
EMEA	(67,293)	(73,218)	(73,264)	(78,158)	(73,155)	(79,710)	(82,905)	(91,185)	17%	10%
APAC	(28,605)	(34,769)	(32,500)	(36,486)	(37,231)	(43,576)	(49,505)	(56,641)	55%	14%

Revenue ex-TAC	91,882	103,008	121,951	118,284	122,067	133,704	159,962	162,498	37%	2%
Americas	25,497	30,758	42,769	39,380	44,019	48,340	65,487	56,245	43%	(14)%
EMEA	48,123	51,237	58,011	54,050	53,652	57,475	62,000	68,220	26%	10%
APAC	18,262	21,013	21,171	24,854	24,396	27,889	32,475	38,033	53%	17%

Cash flow from operating activities	15,297	34,151	51,170	41,007	11,937	17,500	66,706	18,907	(54)%	(72)%

Capital expenditures	14,330	14,832	12,562	12,862	18,347	24,066	19,205	12,109	(6)%	(37)%

Net cash position	331,746	323,029	351,827	316,376	321,108	314,644	353,537	386,110	22%	9%

Days Sales Outstanding (days - end of month) (1)								56

(1) Due to the conversion from IFRS (euros) to U.S. GAAP (U.S. dollars), the Days Sales Outstanding for historic quarters has not been recalculated and is not available.